SECURITIES AND EXCHANGE COMMISSION
	                    Washington, DC  20549


				   FORM 8-K

	                    Current Report Pursuant
	                 to Section 13 or 15(d) of the
	                Securities Exchange Act of 1934


	                Date of Report:  April 16, 1997


	                       APPLE COMPUTER, INC.
	    (Exact Name of Registrant as Specified in its Charter)


	                           CALIFORNIA
	        (State or Other Jurisdiction of Incorporation)


	  0-10030				  94-2404110
   (Commission File Number)	     (I.R.S. Employer Identification Number)


1 INFINITE LOOP, CUPERTINO, CALIFORNIA			        95014
(Address of Principal Executive Offices)                     (Zip Code)



				(408) 996-1010
	    (Registrant's Telephone Number, Including Area Code)


	       The Index to Exhibits appears on page 4.

                    INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 AND 8 NOT APPLICABLE.

ITEM 5.	OTHER EVENTS.

	(i)Reference is made to the press release issued to the public by the Registrant on April 16, 1997, the text of which is attached hereto as Exhibit 99.1, for a description of the events reported pursuant to this Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

	(a)	Financial Statements of Businesses Acquired.

		NOT APPLICABLE.

	(b)	Pro Forma Financial Information.

		NOT APPLICABLE.

	(c)	Exhibits.

		99.1Text of press release dated April 16, 1997.

	                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						APPLE COMPUTER, INC.


DATE:  April 25, 1997		           By: /s/ Fred D. Anderson
				         Name:Fred D. Anderson
					Title:Executive Vice President and
					      Chief Financial Officer

			      INDEX TO EXHIBITS



Exhibit	Description										Page

99.1	Text of press release dated April 16, 1997	5

Exhibit 99.1


Apple Reports Second Fiscal Quarter Results

Company Recaps Extensive New Product Offerings and
Restructuring Progress.

CUPERTINO, Calif. April 16, 1997 Apple Computer, Inc. today announced financial results for the Company's fiscal 1997 second quarter ended March
28, 1997. Revenues for the quarter were $1.6 billion, compared to $2.1 billion in the quarter ended Dec. 27, 1996 and $2.2 billion in the quarter ended March 29, 1996. International sales accounted for 49 percent of total revenues in the current quarter.

As previously indicated, the Company incurred two large charges of a non-operating nature during the quarter. Pursuant to generally accepted accounting principles, the Company recorded a charge of $375 million for the write-off of in-process research and development activity related to its Feb. 4, 1997 acquisition of NeXT Software, Inc.

Additionally, the Company recorded a charge of $155 million to increase reserves to cover the costs of restructuring activities previously announced by the Company on March 14, 1997.

The Company's total loss for the quarter was $708 million, or $(5.64) per share, compared to a net loss of $120 million, or $(.96) per share in the December 1996 quarter and a net loss of $740 million, or $(5.99) per share, in the year-ago quarter. Exclusive of the charges for restructuring and the write-off of in-process research and development, the Company's current quarter loss from operations was $186 million, or $(1.48) per share.

Gross margins for the quarter were 19 percent, compared to 19 percent in the December quarter, and compared to -19 percent (or 9 percent before inventory adjustments) in the year-ago quarter.

Aside from the charges for restructuring and the write-off of in-process research and development, operating expenses for the quarter were $489 million, down $32 million from the December quarter and down $65 million from the year ago quarter.

"While the operating results are disappointing, we made significant progress toward executing our strategic plans during the quarter," said Apple chairman and chief executive officer Dr. Gilbert F. Amelio. "We've streamlined our organization and narrowed our focus, were divesting non-core assets, and we're executing a plan to reduce annual operating expenses by $500 million. We've also made great progress toward strengthening Apples competitive position by introducing several exciting new products to the market, and we've completed the NeXT acquisition, paving the way for delivery of our modern OS, code-named 'Rhapsody.'"

"We experienced continued success in asset management during the quarter," said Apple executive vice president and chief financial officer Fred Anderson. "Our cash balance at the end of Q2 was in excess of $1.4 billion, our inventories were just over $500 million, and despite the quarter's loss, we generated positive cash flow from operations."

"We expect to see rapid improvements in the Company's financial performance as the results of restructuring kick in," added Anderson. "We anticipate higher revenues and a significantly reduced operating loss in the Company's third fiscal quarter and continued progress toward our goal of returning to profitability in the fourth quarter."

New Products
Apple introduced an array of new products in recent weeks. On April 4, the Company announced the Power Macintosh(R) 6500 series of computers for home and small business customers, including the first 300 MHz system to hit the personal computer market. In addition, the Company introduced two PC-compatible computers, the Power Macintosh 7300/180, which includes a 166 MHz Intel Pentium processor; and the Power Macintosh 4400/200, which includes a 133 MHz Cyrix PR166 6x86 processor.

Earlier in the quarter, Apple announced the Macintosh PowerBook(R) 3400 series, featuring the first 240 MHz notebook computer on the market, as well as a new line of Power Macintosh computers for business, professional publishing, and Internet/media authoring.

For education customers, Apple introduced its most comprehensive lineup of new products in 20 years, including the eMate(TM) 300, three powerful all-in-one desktop models, two models in a powerful new tower design, and three new solution bundles for secondary schools.

Claris (R) Corporation, Apple's wholly-owned software subsidiary, achieved record-breaking revenues of $70 million during the quarter. Revenue growth was driven in large part by an unprecedented level of operating system upgrades to Mac (R) OS 7.6, introduced in January.

"In the last three months, we executed one of the most exciting and 0 comprehensive series of product introductions in the history of Apple," said Apple executive vice president of marketing Guerrino De Luca. "These products demonstrate the ongoing innovation at Apple and our commitment to providing distinctive, powerful, easy-to-use products to meet the needs of our customers."

Except for the historical information contained herein, the statements regarding establishing competitive leadership, effecting innovation, continuing focus on certain industry growth areas, reduction of the Company's operating expenses and losses, and the timing of execution of the Company's business plans are forward-looking statements that involve risks and uncertainties. Potential risks and uncertainties include, without limitation, continued competitive pressures in the marketplace; the effect competitive factors and the Company's reaction to them may have on consumer and business buying decisions with respect to the Company's products; the consequences competitive factors and buying decisions may have on current inventory valuations; the Company's ability to successfully integrate the personnel, products and operations of NeXT Software; the ability of the Company to make timely delivery of successful technological innovations to the marketplace; the ability of the Company to successfully resolve its quality issues; the effect of any future losses on the Company's needs for liquidity; the effect of the announced business restructuring on the future performance of the Company, especially the performance of the Company's employees; and the need for any future restructuring, and the effect that it might have on the performance of the Company. More information on potential factors that could affect the Company's financial results is included in the Company's Form 10-K for the 1996 fiscal year and will also be included in the Company's Form 10-Q for the second fiscal quarter, to be filed with the SEC.

Apple Computer, Inc., a recognized innovator in the information industry and leader in multimedia technologies, creates powerful solutions based on easy-to-use personal computers, servers, peripherals, software, handheld computers and Internet content. Headquartered in Cupertino, California, Apple develops, manufactures, licenses and markets solutions, products, technologies and services for business, education, consumer, entertainment, scientific and engineering and government customers in more than 140 countries.

Press Contact:
Katie Cotton
Apple Computer, Inc.
(408) 974-7269
email: katiec@apple.com

Investor Relations Contact:
Nancy Paxton
Apple Computer, Inc.
(408) 974-5420
email: paxton1@apple.com

NOTE TO EDITORS: To access Apple press releases, background material, and contact information on the web, visit The Source at: http://www.apple.com/source/. If you are interested in receiving Apple press releases by fax, call 1-800-AAPL-FAX (1-800-227-5329) and enter your PIN number. If you do not have a PIN number, contact Apple's Media Helpline at
(408)974-2042 to request one. If you would like to receive Apple press releases by email, please send an email message to pressrel@thing2.info.apple.com. In the subject field, type the text subscribe [your full name].



Apple, the Apple logo, Macintosh, Power Macintosh, and PowerBook are registered trademarks and eMate is a trademark of Apple Computer, Inc. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

                             APPLE COMPUTER, INC.

              CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
               (Dollars in millions, except per share amounts)

		      THREE MONTHS ENDED   SIX MONTHS ENDED

	              March 28, March 29,  March 28, March 29,

	                  1997      1996       1997      1996

Net sales	        $1,601    $ 2,185    $3,730    $ 5,333

Costs and expenses:

Cost of sales            1,298	    2,606     3,030	 5,279
Research and
 development               141	      150	290	   303
Selling, general
 and administrative        348        404	720	   845
In-process research
 and development           375         -        375	    -
Restructuring costs        155        207       155        207
	                 2,317      3,367     4,570      6,634

Operating loss           (716)    (1,182)      (840)    (1,301)
Interest and
 other income
 (expense),net              8	       7         12         17

Loss before benefit
 from income taxes       (708)     (1,175)      (828)	 (1,284)
Benefit from
 income taxes               -	     (435)        -        (475)

Net loss                $(708)      $(740)     $(828)    $ (809)

Loss per
 common share          $(5.64)     $(5.99)    $(6.62)	 $(6.55)

Cash dividends
 paid per
 common share          $   --      $  --      $  --      $  0.12

Common shares
 used in the
 calculations of
 loss per share
 (in thousands)        125,609	   123,659    125,071	 123,326


                  	     APPLE COMPUTER, INC.

                         CONSOLIDATED BALANCE SHEETS

                                    ASSETS
                                (In millions)

                                  March 28,     September 27
                                       1997             1996
                                 (Unaudited)
Current assets:

Cash and cash equivalents	    $1,273           $1,552
Short-term investments                 186              193

Accounts receivable, net
of allowance for doubtful
accounts of $96 ($91 at
September 27, 1996)                  1,149            1,496

Inventories:

  Purchased parts                      220              213
  Work in process                       19               43
  Finished goods                       270              406
                                       509              662


Deferred tax assets                    303              342
Other current assets                   222              270
  Total current assets               3,642            4,515
Property, plant, and equipment:

Land and buildings                     461              480
Machinery and equipment                529              544
Office furniture and equipment         124              136
Leasehold improvements                 181              188
                                     1,295            1,348

Accumulated depreciation and
amortization                          (739)            (750)


Net property, plant, and equipment     556              598

Other assets                           289	        251

                                    $4,487          $ 5,364


                             APPLE COMPUTER, INC.

                   LIABILITIES AND SHAREHOLDERS' EQUITY
                            (Dollars in millions)

                                  March 28,     September 27
                                       1997             1996
                                 (Unaudited)

Current liabilities:

Notes payable to banks              $  133             $ 186
Accounts payable                       840               791
Accrued compensation and
 employee benefits                     137               120
Accrued marketing and distribution     277               257
Accrued warranty and related           143               181
Accrued restructuring costs            227               117
Other current liabilities              254               351


  Total current liabilities          2,011             2,003

Long-term debt                         952               949
Deferred tax liabilities               282               354


Shareholders' equity:

Common stock, no par value;
320,000,000 shares authorized;
126,424,977 shares issued and
outstanding at March 28, 1997
(124,496,972 shares at
September 27, 1996)                    472               439
Retained earnings                      806             1,634
Other                                  (36)              (15)


  Total shareholders' equity         1,242             2,058

                                    $4,487           $ 5,364


